[EXHIBIT 99.4.3]


                             WAIVER AND CONSENT

      WAIVER AND CONSENT, dated as of May 13, 1998 (this "Waiver"), to the International Co-Promotion Agreement, effective as of June 28, 1996 (the "Agreement") by and between Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), and Pfizer Inc., a Delaware corporation ("Pfizer"). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

      WHEREAS, Warner-Lambert has assigned certain of its rights and obligations under the Agreement to Warner-Lambert Export Limited, a company organized and existing under the laws of Ireland ("Export"), in accordance with the Assignment and Assumption Agreement dated as of November 1, 1996; and

      WHEREAS, Pfizer has assigned certain of its rights and obligations under the Agreement to Pfizer Overseas Inc., a corporation organized and existing under the laws of Delaware ("Pfizer Overseas"); and

      WHEREAS, upon this Waiver becoming effective, the parties have agreed that certain provisions of the Agreement be waived and consented to in the manner provided for in this Waiver;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                       ARTICLE I -  WAIVER AND CONSENT

      SECTION 1.01.  Waiver of Section 2.02(d)   Use of Contract Sales
 Force. Solely in Ireland, Pfizer Overseas and Export each hereby waives compliance by the other party with the provisions of Section 2.02(d) of the Agreement which require Pfizer Overseas and Export, during Agreement Years One and Two, to each promote the Product solely through its existing sales forces and not to rely upon any contract sales forces; provided, however, such contract sales forces are used only to supplement the detailing efforts each party's respective existing sales forces and not in lieu of any existing sales forces.

      SECTION 1.02.  Waiver of Section 2.02(d)   Nature of Contract Sales
 Force. Solely in Ireland, Pfizer Overseas and Export each hereby waives compliance by the other party with the provisions of Section 2.02(d) of the Agreement which require each party, to the extent that it uses the services of a contract sales force, to employ only "a third party whose primary business is devoted to detailing third party products," but only if the quality of service provided by the contract sales force(s) is in all material respects equal to (or better than) that which would otherwise be provided by the party employing such contract sales force.

      SECTION 1.03. Consent to Third Party Sales Force. Solely in Ireland, Pfizer Overseas and Export each hereby consents to the use by the other party of a third party contract sales force, subject to the conditions set forth herein.

                         ARTICLE II - MISCELLANEOUS

      SECTION 2.01. No Other Waivers and Consents. Except as expressly waived and consented to hereby, the provisions of the Agreement are and shall remain in full force and effect.

      SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law.

      SECTION 2.03. Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 2.04. Third Party Beneficiaries. None of the provisions of this Waiver shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Waiver or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Waiver as of the date first written above.


 WARNER-LAMBERT                       PFIZER OVERSEAS INC.
 EXPORT LIMITED


 By: /s/ Paul V. Breen                By: /s/ Daniel P. Cronin
    ----------------------------         ------------------------------
    Name:  Paul V. Breen                 Name:  Daniel P. Cronin
    Title: Managing Director             Title: Vice President